Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3, to be filed on or around April 11, 2000, of our report dated March 24, 2000, included in MCI WORLDCOM, Inc.'s Form 10-K, for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.




 /s/ Arthur Andersen LLP
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Jackson, Mississippi
April 11, 2000.